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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107673) of Aqua America, Inc. of our report dated May 19, 2006 relating to the financial statements of the Aqua America, Inc. 401(k) and Profit Sharing Plan included in this annual report on Form 11-K for the year ended December 31, 2005.


                                        /s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP
Reading, Pennsylvania
June 14, 2006